UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2023

Blue Water Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Merial Definitive Agreement.

On July 31, 2023, Blue Water Biotech, Inc., a Delaware corporation (the “Company”), entered into a common stock preferred investment options exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Holder”) of existing preferred investment options (“PIOs”) to purchase shares of the Company’s common stock at the original exercise price of $2.546 per share, issued on August 11, 2022 (the “Existing PIOs”), pursuant to which the Holder agreed to exercise for cash its Existing PIOs to purchase an aggregate of 2,486,214 shares of the Company’s common stock, at a reduced exercised price of $1.09 per share, in exchange for the Company’s agreement to issue new PIOs (the “Inducement PIOs”) on substantially the same terms as the Existing PIOs as described below, to purchase up to 4,972,428 shares of the Company’s common stock (the “Inducement PIO Shares”). The Company expects to receive aggregate gross proceeds of approximately $2,709,973 from the exercise of the Existing PIOs by the Holder and the sale of the Inducement PIOs, before deducting placement agent fees and other offering expenses payable by the Company. The Company engaged H.C. Wainwright & Co., LLC (“HCW”) to act as its placement agent in connection with the transactions summarized above and will pay HCW a cash fee equal to 7.5% of the gross proceeds received from the exercise of the Existing PIOs as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing PIOs. The Company also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing PIOs and the issuance of the Inducement PIOs, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and agreed to pay the Placement Agent for non-accountable expenses in the amount of $35,000. The Company also agreed to issue to HCW or its designees warrants (the “Placement Agent Warrants”, and such shares of common stock issuable thereunder, the “Placement Agent Warrant Shares”) to purchase (i) 149,173 shares of common stock which will have the same terms as the Inducement PIOs except for an exercise price equal to $1.3625 per share and (ii) upon any exercise for cash of the Inducement PIOs, that number of shares of common stock equal to 6.0% of the aggregate number of such shares of common stock underlying the Inducement PIOs that have been exercised, which will have the same terms as the Inducement PIOs except for an exercise price equal to $1.3625 per share. The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes, including executing on launch activities for the Company’s commercial portfolio announced in a letter to shareholders issued earlier this month. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on August 2, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing PIOs are registered pursuant to an existing registration statement on a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-267142), declared effective by the Securities and Exchange Commission (the “SEC”) on May 4, 2023.

The Company also agreed to file a registration statement on Form S-3 covering the resale of the Inducement PIO Shares issued or issuable upon the exercise of the Inducement PIOs (the “Resale Registration Statement”), as soon as practicable, and to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the Inducement Letter. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until 1 year after the Closing Date (subject to certain exceptions).

Inducement PIO Terms

The following summary of certain terms and provisions of the Inducement PIOs is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement PIOs, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement PIOs is qualified in its entirety by reference to such exhibit.

Stockholder Approval

The shares of common stock issuable upon exercise of the Inducement PIOs is subject to stockholder approval. The Company agreed to convene a stockholders’ meeting on or before 90 days following the Closing Date, to obtain such approval.

Duration and Exercise Price

Each Inducement PIO will have an exercise price equal to $1.09 per share. The Inducement PIOs will be exercisable at any time on or after the date upon the stockholders’ approval of the transaction and have a term of exercise of five (5) years following the date of stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, a Fundamental Transaction (as defined in the Inducement PIOs) or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement PIOs will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement PIOs to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement PIOs up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement PIOs.

Cashless Exercise

If, at the time a holder exercises its Inducement PIOs, a registration statement registering the resale of the Inducement PIO Shares by the holder under the Securities Act (as defined herein) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement PIOs.

Trading Market

There is no established trading market for the Inducement PIOs, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Inducement PIOs on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement PIOs will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the Inducement PIOs or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Inducement PIOs does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Inducement PIOs. The Inducement PIOs will provide that the holders of the Inducement PIOs have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Waivers and Amendments

The Inducement PIOs may be modified or amended or the provisions of the Inducement PIOs waived with the Company’s and the holder’s written consent.

The form of Inducement Letter and Inducement PIO are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the Inducement PIO is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement PIOs and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the Inducement PIOs, the Placement Agent Warrants nor the Inducement PIO Shares or the Placement Agent Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement PIOs under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 7.01 Regulation FD Disclosure.

On August 1, 2023, the Company issued a press release announcing the Company’s entry into the Inducement Letter (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report and the Press Release being furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the Press Release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Inducement PIO
10.1	Form of Inducement Letter
99.1	Press Release, dated August 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Biotech, Inc.

August 1, 2023	By:	/s/ Joseph Hernandez
	Name:	Joseph Hernandez
	Title:	Chief Executive Officer

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